Exhibit 10.1

February 4, 2016
Keith Espelien
XXXXX X XXXXX XXXXXXX
XXXXXXXX XXXX, XX XXXXX

RE: Termination of Employment

Dear Keith:

This letter is to confirm that your employment as Senior Vice President, Plant Nutrition, with Compass Minerals at the corporate headquarters will end February 4, 2016, (“Last Day”), you shall then be on leave until March 31, 2016, (“Termination Date”). During the time between your Last Day and Termination Date, you will not report to the office or be required to perform any daily work functions, but you shall be available to consult and assist the in a smooth transition of duties and provide any other reasonable assistance Compass Minerals may require of you. You will not perform any duties on behalf of any subsidiary corporation of Compass Minerals of which you may be an officer or director after the Last Day, and by signing below, you will resign any officer or director positions, if any, of such subsidiary corporations effective as of the Last Day. This constitutes formal notice of the termination of your employment with Compass Minerals.

Compass Minerals is prepared to extend the following settlement proposal to you:

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Compass Minerals is prepared to pay you a total lump sum amount of $500,000.00. This total amount includes any notice and severance pay pursuant to applicable legislation. The payment is subject to any applicable income tax withholding. Also, this amount covers reimbursement of conversion of your group executive disability plan to an individual plan, reimbursement of COBRA premiums for the severance period, and includes any pro-rata 2016 Annual Incentive Plan payment you may have been entitled to.

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Your contributions into Compass Minerals’ non-qualified Restoration Plan will be paid to you in accordance with the terms of that plan and your prior election for payment of those benefits following the termination of employment.

Long Term Incentives
As defined in the plan text and your award agreements, you will have 90 days at the Termination Date to exercise any vested options that you have not previously exercised. Contact Solium at 1-877-380-7793 to exercise your vested options. Note that all unvested Long Term Incentives will be forfeited as of your Termination Date. During this period, you will continue to be subject to the Compass Minerals Policy Statement on Security Law Compliance as well as applicable securities laws. Any transactions in Compass Minerals stock including cash and cashless exercises of options must be clear by the SVP, General Counsel until June 30, 2016. Compass Minerals will assist you in the preparation of any applicable Form 4 filings during this period provided trading information is received on the date the transaction occurs.

Outplacement Counseling
Compass Minerals will pay for you to have access to executive level outplacement services with Lee Hecht Harrison provided that these services are accessed on or before March 31, 2016. The firm is available to assist in your transition and they will contact you shortly, or you may contact them at 1-888-845-8089 extension 81. If you choose not to access any outplacement services, Compass Minerals will not provide payment in whole or in part in lieu of these services.
Employee Assistance Support
The Compass Minerals Employee Assistance program will be available for you up to two months after your termination of your employment. The number for EAP services is 1-800-624-5544.

Group Benefits

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401k: Your Termination Date will be forwarded to Fidelity Investment Management. If you have a current vested account balance of greater than $5,000, you may defer receipt of your distribution until a later date. However, if your current vested account balance is less than $5,000 you cannot postpone and you are required to choose a distribution of your funds. Options for distributions generally include a qualified roll-over into an IRA account or to another employer’s qualified retirement plan, or a cash distribution (less taxes and/or any penalties). For additional information or if you wish to move your funds, you may contact Fidelity Investments at 800-835-5097 to request a distribution/rollover form, or go to www.401k.com to make the request.

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Medical / Dental / Rx / Vision Insurance: Your healthcare benefits remain effective through the end of the month in which you terminate. You, your spouse, and/or your dependents are eligible to participate in COBRA for up to 18 months. You will receive a packet of information with enrollment instructions and deadlines. If you have any questions regarding your coverage, you may contact Blue Cross Blue Shield member services at 888-495-9340.

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Life / Disability Insurance: Your basic group life insurance and/or voluntary life, or your long-term disability coverage may be converted to an individual policy for you and/or your dependents. Your voluntary life may also be portable for you and your dependents. For information about the difference between portability or conversion of your policies, please see the attached information sheet and application form for more details.

•	Executive Physical: You will continue to be eligible for the company-paid executive physical benefit through the Termination Date.

Release
It is a condition of receiving the lump sum payment and related benefits described above that you execute a Final Release and Waiver of Claims after your Termination Date. This undertaking will contain a requirement that you not divulge or communicate any confidential business or financial information relating to Compass Minerals or any of its affiliated companies and will also contain other provisions common in settlements of this kind. The Final Release and Waiver of Claims required to be executed is enclosed.

All security, company credit cards, and keys and all Company property and material held outside your office is to be returned to Compass Minerals no later than March 31, 2016. Without limiting the generality of the foregoing, this includes credit cards, cell phones, personal computers, keys, zip drives, documents, files, etc.
To accept Compass Minerals’ offer please sign and return this letter to Steve Berger, Senior Vice President, Corporate Servcices, 9900 W 109th Street, Suite 100, Overland Park, KS 66210, no later than February 26, 2016. If you have any questions/concerns please contact Steve Berger at 913.344.9381, or bergers@compassminerals.com.
We wish you well in your future endeavors.

Respectfully,

/s/ Francis J. Malecha
Francis J. Malecha
President and CEO

Signed, Acknowledged & Accepted by:

/s/ Keith Espelien
Keith Espelien

FINAL RELEASE AND WAIVER OF CLAIM
This FINAL RELEASE AND WAIVER OF CLAIMS (“Agreement”) is by and between Compass Minerals International, Inc. (“the Company”), by and on behalf of itself and the Company Affiliates (as defined herein), and Keith Espelien (“You”) (collectively the “parties”). This FINAL RELEASE AND WAIVER OF CLAIMS shall become effective as of the Effective Date (as defined herein).

WHEREAS, You previously worked for the Company as Senior Vice President, Plant Nutrition; and
WHEREAS, the Company and You have agreed to conclude Your employment with the Company on the terms set forth herein as of March 31, 2016 ("Termination Date");
NOW, THEREFORE, the parties agree as follows:
1.    The Company agrees as follows in exchange for the consideration You are providing under this Agreement (provided this Agreement becomes effective and You do not revoke it):
a.    The Company and/or one of the Company Affiliates (as defined herein) will on the first payroll payment date after the Effective Date (as defined herein) provide You with a lump sum severance payment in the amount of $500,000.00 (less applicable deductions and withholdings), to which amount You agree You are not otherwise entitled.
b.    The Company will provide You with outplacement assistance through Lee Hecht Harrison at the executive level. Activation must occur by March 31, 2016.
c.    Your contributions into Compass Minerals’ non-qualified Restoration Plan will be paid to You in accordance with the terms of that plan and your prior election for payment of those benefits following the termination of employment.
2.    You agree as follows in exchange for the consideration the Company is providing under this Agreement:
a.    The consideration provided in ¶ 1 is all of the consideration to which You are entitled in connection with Your departure from Company. You are expressly agreeing you are not entitled to any other future payments, including but not limited to, insurance plan premium reimbursement, COBRA premium reimbursement, and/or any pro-rata 2016 Annual Incentive Plan payment.
b.    To the maximum extent permitted by law and without exception, You through Your signature on this Agreement release and waive any and all claims, demands, or causes of action (collectively “claims”) known or unknown, suspected or unsuspected, that, as of the Effective Date, You have or could have against the Company and/or any or all of its current and/or former affiliated, related, or subsidiary corporations or entities, current and/or former directors, current and/or former officers, current and/or former fiduciaries, current and/or former employees, current and/or former agents, current and/or former successors, current and/or former assigns (collectively herein “the Company Affiliates”), all to the maximum extent permitted by law and without reservation, including but not limited to any and all claims related to the conclusion of Your employment with the Company.
c.    The claims released and waived under this Agreement include, but are not limited to, any and all claims You and/or anyone acting on Your behalf hold or own or have at any time before the Effective Date held or owned against the Company and/or the Company Affiliates, including but not limited to, to the maximum extent permitted by law, claims under any federal and/or state Constitution; claims under any federal, state, and/or local common law, including but not limited to claims sounding in tort and/or contract; claims under any federal, state, and/or local public policy; claims under any federal, state, and/or local statute, regulation, ordinance, or other legislative or administrative enactment, including but not limited to, the Employee Retirement Income Security Act of 1974, as amended, the Family and Medical Leave Act, as amended, the Older Workers Benefits Protection Act of 1990, as amended, the Fair Labor Standards Act, as amended, the Sarbanes-Oxley Act of 2002, as amended, and/or any other federal, state or local law, ordinance or regulation (including but not limited to the Kansas Wage Payment Act, as amended) dealing with the payment of compensation, benefits, or vacation; the Occupational Safety and Health Act, as amended, and/or any claims for workers’ compensation retaliation and/or discrimination; claims for discrimination (including harassment) and/or retaliation under any federal, state, and/or local law, including but not limited to 42 U.S.C. §§ 1981, 1983, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, as amended, the Americans with Disabilities Act, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Rehabilitation Act, as amended, the Genetic Information Nondiscrimination Act, as amended, the Kansas Act Against Discrimination, as amended, the Kansas Age Discrimination in Employment Act, as amended, the Pregnancy Discrimination Act of 1978, as amended, the Equal Pay Act of 1963, as amended, and/or any other federal, state, and/or local statute, regulation, ordinance, or other legislative or administrative enactment dealing with discrimination in employment or retaliation for exercising any right or participating or engaging in any protected activity; and claims under any practice and/or policy of the Company, including but not limited to any bonus, health, stock option, retirement, and/or benefit plan of the Company and/or any of the Company Affiliates.
Note 1: The foregoing Release does not include: (1) Your right to receive any vested retirement benefit in accordance with the terms of any retirement benefit plan sponsored by the Company or any of the Company Affiliates; or (2) any claims that You cannot release or waive by law, including but not limited to the right to file a charge with or participate in an investigation conducted by certain government agencies. However, You are releasing and waiving any right to any monetary recovery should any government agency (such as the Equal Employment Opportunity Commission) pursue any claims on Your behalf.

Note 2:     Nothing in the foregoing Release is intended to limit or restrict (a) Your right to challenge the validity of this Agreement as to claims and rights asserted under the Age Discrimination in Employment Act or (b) Your right to enforce this Agreement.

d.    The Company advised You/hereby advises You to consult with independent legal counsel regarding the tax treatment of any payments or benefits under this Agreement. In addition, neither the Company nor its Directors, officers, employees, or advisors has made any representations or warranties to You regarding the tax treatment of any payments or benefits under this Agreement, and none of them shall be liable for any taxes, interest, penalties, or other amounts owed by You.
e.    You agree You remain bound by the Confidentiality and Assignment of Invention Agreement You signed during Your employment with the Company.
f.    You shall reasonably cooperate with the Company in any investigation or litigation/future investigation or litigation as requested by the Company.
g.    You hereby reiterate and confirm Your agreement to the provisions of the Restrictive Covenant Agreement dated April 30, 2013, which You signed with the Company.
h.    You will not disparage in any way or make negative comments of any sort about the Company or any of the Company Affiliates, their customers, and/or their vendors, whether orally or in writing and whether to a third party or to an employee of the Company and/or the Company Affiliates. This prohibition does not limit Your right to file a charge with or participate in an investigation conducted by any appropriate federal, state or local government agency (Such as the National Labor Relations Board). The Company shall not disparage in any way or make negative comments of any sort about Your personal or professional reputation.
i.    You have returned to the Company any business records or documents relating to any activity of the Company and/or any of the Company Affiliates, including but not limited to files, records, documents, plans, drawings, specifications, equipment, software, pictures, and videotapes, whether prepared by You or not.

j.    You agree that You are not entitled under any other agreement with the Company to receive any consideration other than or in addition to that which You are receiving under this Agreement.

k.    You agree:
(i)    You received this Agreement on or before the Termination Date.
(ii)     The Company advised You/hereby advises You that You have 21 days from the Termination Date to consider this Agreement (although You may sign it sooner if You wish).

(iii)     The Company advised You/hereby advises You to consult with independent legal counsel before signing this Agreement.
(iv)     You may revoke this Agreement within 7 calendar days after You sign it by returning written revocation during that time to the Company (c/o Steven Berger at the Company's corporate headquarters) via certified mail, in the event of which this Agreement shall be void.
(v)     This Agreement shall be effective and enforceable on the 8th calendar day following the date You execute it, provided You do not earlier revoke it (“Effective Date”).
(vi)     You are not aware of any facts that would substantiate a claim that the Company has violated Your rights or the rights of any other employee with regards to any federal, state, or local statute, including but not limited to those described in Section 2.c.
l.    You have read this Agreement, understand its terms, and sign it voluntarily of Your own free will and upon advice of independent legal counsel (at Your option), without coercion or duress, and with full understanding of its significance and binding effect.
m.    The Company shall indemnify You and hold You harmless for any claims based on work product(s) or communications generated by You during Your course of employment with the Company, including any acts of omissions, whether on Your behalf or on behalf of the Company, unless said claims are based on intentional or grossly negligent misconduct. The Company agrees to provide legal defense for You for any claims that may arise against You as a result of work You performed for the Company, and in the event of a conflict of interest between You and the Company in that representation, to provide for You to retain independent legal counsel.
n.    If You are uncooperative or do not satisfactorily perform all requested actions of You during the time between Your Last Day (as defined in letter from Company to You on February 4, 2016 “Letter”) and your Termination Date, You will be immediately terminated from employment and shall be considered in breach of this Agreement and the Letter.
3.    In addition to the foregoing, the parties agree:
a.    Neither the existence of this Agreement nor anything in this Agreement shall constitute an admission of any liability on the part of You, the Company, or any of the Company Affiliates, the existence of which liability the parties expressly deny.
b.    Except as provided herein, this Agreement contains the entire agreement between You and the Company with respect to the matters contemplated hereby, and no modification or waiver of any provision of this Agreement will be valid unless in writing and signed by You and the Company.

c.    This Agreement shall be construed in accordance with the laws of the State of Kansas, the federal and state courts of which shall have exclusive jurisdiction over all actions related to this Agreement.
d.    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute together one and the same Agreement.
e.    They are not relying on any representation of any other party not contained herein and that, in the event of any dispute concerning this Agreement, the parties shall be considered joint authors and no provision shall be interpreted against any party because of alleged authorship.
f.    This Agreement is binding on and inures to the benefit of the Company’s successors and assigns and Your heirs and assigns, and the Company may assign this Agreement, including, but not limited to, the prohibitions in paragraph 2.h. and the Confidentiality Agreement or the Restrictive Covenant Agreement referenced herein.

g.    This Agreement shall not be strictly construed by or against either party, it being the parties’ intent that this Agreement shall be interpreted as reasonable and so as to enforce the parties’ intent and to preserve this Agreement’s purpose.

IN WITNESS WHEREOF, the parties execute this Agreement on the day and year indicated below.

Date: 2/17/2016	/s/ Keith Espelien
Keith Espelien

On Behalf of the Company:
Date: 2/17/2016	By:	/s/ Steven N. Berger
	Title:	Sr. Vice President, Corporate Services

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